EX.99 ACCT

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds listed in Appendix I (the “funds”) for the last two fiscal years, the years ended August 31, 2018 and August 31, 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the last two fiscal year-ends and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 6, 2020 is attached as Attachment A to this exhibit.

Appendix I

Schwab Treasury Inflation Protected Securities Index Fund

Schwab U.S. Aggregate Bond Index Fund

Schwab Short-Term Bond Index Fund

Schwab Tax-Free Bond Fund

Schwab California Tax-Free Bond Fund

Schwab High Yield Municipal Bond Fund*

*

The Prior Auditor resigned from the Schwab High Yield Municipal Bond Fund, however, since the fund reorganized into Schwab Investments after June 8, 2020, which is before the August 10, 2020 commencement of operations in Schwab Investments, the Prior Auditor has not audited the fund or issued any opinion related to the financial statements for any period listed.

Attachment A

November 6, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Schwab Investments (copy attached) related to the funds listed in Appendix I, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4) of form N-CSR of Schwab Investments dated November 6, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Francisco, California

November 6, 2020

Appendix I

Fund Name	Commission File Number
Schwab California Tax-Free Bond Fund	S000006818
Schwab Tax-Free Bond Fund	S000006815
Schwab Treasury Inflation Protected Securities Index Fund	S000006819
Schwab Short-Term Bond Index Fund	S000056208
Schwab U.S. Aggregate Bond Index Fund	S000056207
Schwab High Yield Municipal Bond Fund	S000068892

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds listed in Appendix I (the “funds”) for the last two fiscal years, the years ended August 31, 2018 and August 31, 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the last two fiscal year-ends and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 6, 2020 is attached as Attachment A to this exhibit.

Appendix I

Schwab Treasury Inflation Protected Securities Index Fund

Schwab U.S. Aggregate Bond Index Fund

Schwab Short-Term Bond Index Fund

Schwab Tax-Free Bond Fund

Schwab California Tax-Free Bond Fund

Schwab High Yield Municipal Bond Fund*

*

The Prior Auditor resigned from the Schwab High Yield Municipal Bond Fund, however, since the fund reorganized into Schwab Investments after June 8, 2020, which is before the August 10, 2020 commencement of operations in Schwab Investments, the Prior Auditor has not audited the fund or issued any opinion related to the financial statements for any period listed.